PRICING SUPPLEMENT NO. 95-44 Dated March 20, 1996       Rule 424(b)(2)
To Prospectus Supplement Dated March 2, 1995         File No. 33-57541


                       BENEFICIAL CORPORATION

                       Medium-Term Notes, Series H

                          (Book Entry Notes)


Salomon Brothers Inc purchased $100,000,000 principal amount of these Medium-Term Notes, Series H, maturing on March 20, 1998, at a principal price of $100,000,000.00 for resale to investors from time to time at prices based on market conditions at the time of resale.

      Floating Rate Notes Due 9 Months or More from Date of Issue


Maturity Date:  March 20, 1998         Interest Payment Period:
                                         Quarterly
Interest Rate Basis:
  LIBOR                                Interest Reset Period:
                                         Quarterly
Specify Other Base Rate: N/A
                                       Interest Reset Dates:
Index Maturity: 3-month                  Same as Interest Payment Dates

Spread: none                           Settlement Date (Issue Date):
                                         March 22, 1996
Spread Multiplier: N/A
                                       Calculation Agent:

Maximum Interest Rate: N/A               Chase Manhattan Bank, N.A.

Minimum Interest Rate: N/A             Optional Repayment Date(s):
                                         N/A
Interest Payment Dates:
  The 20th of each March, June,        Additional Terms:
  September and December,                For the purposes of the Notes
  commencing on June 20, 1996,           contemplated hereunder, interest
  through and including the              payments will include interest
  Maturity Date.                         accrued to, but excluding the
                                         Interest Payment Date.

Initial Interest Rate:
  Determined as if the Settlement
  Date was an Interest Reset Date.